SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant                     [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
[ ]             Preliminary Proxy Statement
[ ]             Confidential, for Use of the Commission Only (as permitted by
                Rule 14a-6(e)(2))
[X]             Definitive Proxy Statement
[ ]             Definitive Additional Materials
[ ]             Soliciting Material Pursuant to Section 240.14a-11(c) or
                240.14a-12

                                BriteSmile, Inc.

                  (Name of Registrant as Specified in Charter)


     (Name of Person(s) Filing Proxy Statement If Other Than The Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]             No fee required

[ ]             $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),
                14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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                           transaction applies:

                  2) Aggregate number of securities to which transaction applies:

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                           transaction computed pursuant to Exchange Act Rule
                           0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                  4)       Proposed maximum aggregate value of transaction:

                  5)       Total fee paid:


[ ]              Fee paid previously with preliminary materials

[ ]              Check box if any part of the fee is offset as provided by
                Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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

                                BRITESMILE, INC.
                              490 North Wiget Lane
                         Walnut Creek, California 94598
                                 (925) 941-6260


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 20, 2001

To the Shareholders:

                  Notice is hereby given that the Annual Meeting of the Shareholders of BriteSmile, Inc. (the "Company") will be held at the law offices of Bingham Dana LLP, located at 885 Third Avenue, New York, New York 10022, on June 20, 2001, at 2:00 o'clock p.m., local time, and at any postponement or adjournment thereof, for the following purposes, which are discussed in the following pages and which are made part of this Notice:

                  1. To elect ten directors, each to serve until the next annual meeting of shareholders and until his/her successor is elected and shall qualify;

                  2. To ratify and approve an amendment to the Company's Revised 1997 Stock Option and Incentive Plan pursuant to which the total number of shares of common stock issuable under the Plan has been increased from 5,000,000 to 7,000,000;

                  3. To approve the Board of Directors' selection of Ernst & Young LLP as the Company's independent auditors; and

                  4. To consider and act upon any other matters that properly may come before the meeting or any adjournment thereof.

                  The Company's Board of Directors has fixed the close of business on May 10, 2001 as the record date for the determination of shareholders having the right to notice of, and to vote at, the Annual Meeting of Shareholders and any adjournment thereof. A list of such shareholders will be available for examination by a shareholder for any purpose related to the meeting during ordinary business hours at the offices of the Company at 490 North Wiget Lane, Walnut Creek, California 94598 during the ten days prior to the meeting.

                  You are requested to date, sign and return the enclosed Proxy which is solicited by the Board of Directors of the Company and will be voted as indicated in the accompanying Proxy Statement and Proxy. Your vote is important. Please sign and date the enclosed Proxy and return it promptly in the enclosed return envelope, whether or not you expect to attend the meeting. The giving of your proxy as requested will not affect your right to vote in person if you decide to attend the Annual Meeting. The return envelope requires no postage if mailed in the United States. If mailed elsewhere, foreign postage must be affixed. Your proxy is revocable at any time before the meeting.

                                             By Order of the Board of Directors,
                                            Peter P. Hausback, CFO and Secretary
Walnut Creek, California
May 21, 2001

                                BRITESMILE, INC.
                              490 North Wiget Lane
                         Walnut Creek, California 94598
                                 (925) 941-6260


                                 PROXY STATEMENT


                         ANNUAL MEETING OF SHAREHOLDERS

                  The enclosed Proxy is solicited by the Board of Directors of BriteSmile, Inc. (the "Company") for use in voting at the Annual Meeting of Shareholders to be held at the law offices of Bingham Dana LLP, located at 885 Third Avenue, New York, New York 10022, on June 20, 2001, at 2:00 o'clock p.m., local time, and at any postponement or adjournment thereof, for the purposes set forth in the attached notice. When proxies are properly dated, executed and returned, the shares they represent will be voted at the Annual Meeting in accordance with the instructions of the shareholder completing the proxy. If no specific instructions are given, the shares will be voted FOR the election of the nominees for directors set forth herein, FOR approval of the amendment to the Company's Revised 1997 Stock Option and Incentive Plan, and FOR ratification of the appointment of auditors. A shareholder giving a proxy has the power to revoke it at any time prior to its exercise by voting in person at the Annual Meeting, by giving written notice to the Company's Secretary prior to the Annual Meeting, or by giving a later dated proxy.

                  The presence at the meeting, in person or by proxy, of shareholders holding in the aggregate a majority of the outstanding shares of the Company's common stock entitled to vote shall constitute a quorum for the transaction of business. The Company does not have cumulative voting for directors; a plurality of the votes properly cast for the election of directors by the shareholders attending the meeting, in person or by proxy, will elect directors to office. Action on a matter, other than the election of directors, is approved if the votes properly cast favoring the action exceed the votes cast opposing the action. Abstentions and broker non-votes will count for purposes of establishing a quorum, but will not count as votes cast for the election of directors or any other questions and accordingly will have no effect. Votes cast by shareholders who attend and vote in person or by proxy at the Annual Meeting will be counted by inspectors to be appointed by the Company (it is anticipated that the inspectors will be employees, attorneys or agents of the Company).

                  The close of business on May 10, 2001 has been fixed as the record date for determining the shareholders entitled to notice of, and to vote at, the Annual Meeting. Each share shall be entitled to one vote on all matters. As of the record date there were 35,279,472 shares of the Company's common stock outstanding of record and entitled to vote. For a description of the principal holders of such stock, see "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT" below.

                  This Proxy Statement and the enclosed Proxy are being furnished to shareholders on or about May 21, 2001.

                       PROPOSAL 1 -- ELECTION OF DIRECTORS

                  As amended on July 23, 1999, the Company's Bylaws provide that the number of directors shall range from three to ten, as determined from time to time by the shareholders or the Board of Directors. Presently the Company's Board of Directors consists of ten members, all of whom are nominees for election at the Annual Meeting. Each director elected at the Annual Meeting will hold office until a successor is elected and qualified, or until the director resigns, is removed or becomes disqualified. Unless marked otherwise, proxies received will be voted FOR the election of each of the nominees named below. If any such person is unable or unwilling to serve as a nominee for the office of director at the date of the Annual Meeting or any postponement or adjournment thereof, the proxies may be voted for a substitute nominee, designated by the proxy holders or by the present Board of Directors to fill such vacancy, or for the balance of those nominees named without nomination of a substitute, or the Board may be reduced accordingly. The Board of Directors has no reason to believe that any of such nominees will be unwilling or unable to serve if elected as a director.

                  The following information is furnished with respect to the nominees. Stock ownership information is shown under the heading "Security Ownership of Certain Beneficial Owners and Management" and is based upon information furnished by the respective individuals.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH NOMINEE DIRECTOR.

Anthony M. Pilaro

                  Mr. Pilaro has been a director of the Company since August 1997. Presently, he serves as Chairman of CAP Advisers Limited which maintains offices in Dublin, Ireland. He is also founder and Chairman of Excimer Vision Leasing L.P., a partnership engaged in the business of leasing Excimer laser systems. Mr. Pilaro has been involved in private international investment banking. He was a Founding Director and former Chief Executive Officer of DFS and a founder of the predecessor of VISX, Inc. A graduate of the University of Virginia `57, and the University of Virginia Law School `60, Mr. Pilaro practiced law in New York City through 1964.

John L. Reed

                  Prior to joining the Company in June 1999 as its Chief Executive Officer, Mr. Reed was Chairman of the Pacific Retailing Division of Duty Free Shoppers Group Limited ("DFS"), the world's leading specialty retailer catering to international travelers. At DFS he was responsible for the operations of multiple retail stores, including the largest single, self-standing retail operation in the world. During his 21-year career at DFS, prior to being named Chairman of the Pacific Retail Division in 1997, Mr. Reed was President of DFS Hawaii. From 1982 to 1988, Mr. Reed was President of the DFS U.S. Mainland Operation. Mr. Reed has also served as Vice President of Merchandising for both Federated Department Stores and John Wanamaker.

Linda S. Oubre

                  Linda S. Oubre commenced serving as a director of the Company in May 1998. In July 1998, she was named to the position of President, Center Division of the Company. In September 2000, she was named the Company's President, Chief Operating Officer. Prior to joining the Company, Ms. Oubre served for 3 years as President of Tri Com Ventures in Walnut Creek, California. Tri Com specialized in new venture planning and implementation consulting. At Tri Com, Ms. Oubre's clients included McGraw Hill's Business Week Magazine, Prodigy Online Service, and the United Nations Business Development Project in the Republic of Belarus. Prior to starting Tri Com Ventures in 1996, Ms. Oubre was General Manager, New Business Development, for the Los Angeles Times, and also served as Director of Operations for Walt Disney's Consumer Products Division and Manager of Financial Planning for the Times Mirror Company. She has also been a visiting instructor at the Wharton Business School. Ms. Oubre is a graduate of the University of California, Los Angeles and received her MBA from the Harvard Business School.

Gerald Poch

                  Mr. Poch has served as a director of the Company since May 2000. He has served as Managing Director of Pequot Capital Management, Inc., a venture capital fund management company, since January 2000. From August 1998 through January 2000, he was a principal of Pequot Capital Management. From August 1996 to June 1998 he was the Chairman, President and Chief Executive Officer of GE Capital Information Technology Solutions, Inc., a technology solutions provider. Prior to that, he was a founder, and served as Co-Chairman and Co-President, of AmeriData Technologies, Inc., a value-added reseller and systems integrator of hardware and software systems. Mr. Poch is Co-chairman of MessageMedia, Inc. and a director of FutureLink Corp. and Elastic Networks.

Dr. Gasper Lazzara, Jr.

                  Dr. Gasper Lazzara, Jr. has served as Chairman of the Board and a director of the Orthodontic Centers of America, Inc. ("OCA") since its inception in July 1994. He has served as Co-Chief Executive Officer of Orthodontic Centers since September 1998, and he served as Chief Executive Officer of OCA from July 1994 to September 1998. Dr. Lazzara also served as President of OCA from July 1994 to June 1997. From 1989 to 1994, Dr. Lazzara served as President or Managing Partner of certain predecessor entities of OCA. He is a licensed orthodontist and, prior to founding OCA, maintained a private orthodontic practice for over 25 years. He is a member of the American Association of Orthodontists and is a Diplomat of the American Board of Orthodontists.

R. Eric Montgomery

                  Mr. Montgomery has been a director of the Company since May 1998. He is an experienced consultant, researcher and entrepreneur in the oral care and cosmetic products industries, and has been granted over 65 US and foreign patents since 1981. Previously, from November 1997 until May 1998, he served as an independent consultant to the Company through Applied Dental Sciences, Inc. (Monterey, MA), the oral care products research and development firm of which he has been President since 1992. Mr. Montgomery is also the Founding Manager and President of OraCeutical LLC (Lee, MA), an organization dedicated to the development of innovative products and technologies for dentistry and consumer oral care. Oraceutical is currently negotiating with the Company to provide technology development services. Mr. Montgomery's organizations have provided consulting services to and developed products for companies including The Dial Corporation, Natural White, Virbac SA, Zila Pharmaceuticals, ProHealth Laboratories, OPI Products, American Dental Hygienics, Premiere Dental, and Boots PLC. Mr. Montgomery is also President of IDEX Dental Sciences, Inc. (Lee, MA), an intellectual property holding firm established by Mr. Montgomery in March 1996.

Bradford Peters

                  Mr. Peters has been a director of the Company since December 1999. He is the President of Blackfin Capital, a privately held investment company based in New York. Prior to founding Blackfin Capital, from July 1993 to June 1998, Mr. Peters was with Morgan Stanley Private Wealth Management Group. Mr. Peters holds an MBA degree from Duke University.

Harry Thompson

                  Mr. Thompson has served as a director of the Company since December 1999. Mr. Thompson is currently the President of The Strategy Group and Managing Director of Swiss Army Brands, Inc. Prior to founding The Strategy Group, Mr. Thompson served in senior management of several core units of the Interpublic Group of Companies, one of the world's leading advertising groups. Mr. Thompson also has served as either manager or chairman of several telecommunication companies of The Galesi Group. Mr. Thompson holds an MBA degree from Harvard Business School.

Peter Schechter

                  Mr. Schechter was appointed a director of the Company in July 1999. Mr. Schechter is a founder of Chlopak, Leonard, Schechter and Associates, an international communications consulting firm. Previously, Mr. Schechter was Managing Director in charge of international business at the Sawyer/Miller Group, specializing in the management of international financial issues, political campaigns and country image programs. A graduate of the School of Advanced International Studies at Johns Hopkins University, Mr. Schechter has lived in Europe and Latin America and has extensive experience in the area of governmental relations. He is fluent in six languages.

Dennis F. Hightower

                  Mr. Hightower was named a director of the Company in March 2001. Most recently, Mr. Hightower served as Chief Executive Officer of Europe Online. Previously, he was one of the highest-ranking executives at Walt Disney, having served as President of Walt Disney Television and Telecommunications, and President, Disney Consumer Products for Europe, Middle East and Africa. He was also Professor of Management at the Harvard Business School. His career includes positions with Xerox, McKinsey & Co., General Electric, Mattel and Russell Reynolds. In addition, he is a member of the Board of Directors of The Gillette Company, Northwest Airlines, Pan Am Sat Corporation, Phillips Van-Huessen and the TJX Companies. Mr. Hightower received his MBA from the Harvard Business School.

                  There is no family relationship between any executive officer or director of the Company and any other executive officer or director.

                              DIRECTOR COMPENSATION

                  Outside directors of the Company (non-employees, non-consultants) receive options to purchase 20,000 shares of common stock per year for each year during which they serve as a director. The exercise price of such options is 100% of the fair market price on the date of grant. Actual expenses incurred by outside directors are reimbursed.

                  Until January 2, 2001, certain directors of the Company had been granted Units of Company equity participation by LCO. As of May 11, 1998, LCO adopted an Incentive Compensation Plan (the "LCO Plan"). Under the LCO Plan, certain key employees, consultants or directors of the Company may be given the opportunity to benefit from the appreciation in the value of LCO's present equity holdings in the Company. Such appreciation rights are granted by way of incentive compensation units ("Units"), whose value is determined by the increase in value of LCO's present holdings of Company Common Stock above a prescribed base value of $4.75 per share. Each Unit represents a percentage interest (determined by the total number of Units granted under the LCO Plan) in such increase in value of LCO's holdings. LCO had granted Units to the following directors or former directors of the Company as incentive compensation: John Reed, Brian Delaney and Linda Oubre.

                  Effective January 2, 2001, all interests of Company directors and officers in the LCO Plan were vested, terminated, and satisfied in full by way of transfer of the following Company shares from LCO: 75,000 shares to John Reed, and 20,000 shares to Linda Oubre.

                       MEETINGS OF THE BOARD OF DIRECTORS

                  The Company's Board of Directors took action at three duly noticed special meetings of the Board during the nine-month transition period ended December 30, 2000. Each nominee for director then serving as a director attended all of the Company's special meetings of the Board of Directors except Messrs. Poch and Peters, who were not available for the Board meeting held on December 15, 2000.

                      COMMITTEES OF THE BOARD OF DIRECTORS

                  The Board of Directors has established an Executive Committee, an Audit Committee, and a Compensation Committee. Subject to certain restrictions, the Executive Committee possesses and exercises the powers of the Board of Directors during the intervals between regular meetings of the Board. The members of the Executive Committee are Anthony Pilaro, John Reed, Gerald Poch, Bradford Peters, and Harry Thompson.

                  Members of the Audit Committee and the Compensation Committee are Gerald Poch, Bradford Peters, Harry Thompson and John Reed. The Audit Committee held one meeting during the nine-month transition period ended December 2000. Among other things, the Compensation Committee is responsible for and reviews and recommends to the Board of Directors the salaries, bonuses and other forms of compensation and benefit plans for management of the Company and administers the Company's 1997 Stock Option and Incentive Plan.

                            REPORT OF AUDIT COMMITTEE

                  The following report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement into any other filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                  BriteSmile's Audit Committee (referred to as "we" and "us") is composed of three independent directors, Gerald Poch, Bradford Peters, and Harry Thompson, and one director, John Reed, who is also the Company's Chief Executive Officer. The Committee operates under a written charter. The Committee assists the directors in fulfilling their responsibility to our shareholders, potential shareholders and the investment community relating to accounting and financial reporting practices.

                  We meet with management periodically to consider the adequacy of the Company's internal controls and the objectivity of its financial reporting. We discuss these matters with the Company's independent auditors and with appropriate Company financial personnel.

                  As needed, we meet privately with both the independent auditors and the appropriate Company financial personnel, each of whom has unrestricted access to the members of the Committee. We also recommend to the board of directors the appointment of the independent auditors and review periodically their performance and independence from management.

                  The independent directors who serve on the committee are all "independent" for purposes of Rule 4200(a)(15) of The National Association of Securities Dealers' listing standards and National Market Marketplace Rules. That is, the board of directors has determined that none of them has a relationship to the Company that might interfere with their independence from the Company and its management.

                  The Committee has adopted a written charter setting out the functions of the committee. You can find a copy of that charter attached to this Proxy Statement as Appendix A.

                  Management has primary responsibility for the Company's financial statements and the overall reporting process, including the Company's system of internal controls. The independent auditors audit the annual financial statements prepared by management, express an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of the Company in conformity with auditing standards generally accepted in the United States of America, and discuss with us any issues they believe should be raised with the Committee.

                  This year, we reviewed the Company's audited financial statements and met with both management and Ernst & Young LLP, the Company's independent auditors, to discuss those financial statements. Management has represented to us that the financial statements were prepared in accordance with auditing standards generally accepted in the United States of America.

                  We have received from and discussed with Ernst & Young the written disclosure as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). These items relate to that firm's independence from the Company. We also discussed with Ernst & Young any matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

                  Based on these reviews and discussions, we recommended to the board of directors that the Company's audited consolidated financial statements be included in the Company's Report on Form 10-K for the nine-month transition period ended December 30, 2000.

                  Management has advised us that for the nine-months ended December 30, 2000, the Company paid fees to Ernst & Young LLP for services in the following categories:

    Audit fees.................................... $  269,595
    Financial information systems design
     and Implementation fees.....................  $        0
    Tax work....................................   $  244,642
    Financial Consulting........................   $        0
                                                   ----------
                                                   $  514,237
                                                   ==========

                  We have considered and determined that the provision of the non-audit services noted in the foregoing table is compatible with maintaining Ernst & Young's independence.

                                   Members of the Audit Committee

                                   Gerald Poch
                                   Bradford Peters
                                   Harry Thompson
                                   John Reed


            EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES/CONSULTANTS

                  The following individuals serve as executive officers or significant employees or consultants of the Company:

NAME                    AGE      CURRENT POSITION(S)1
----                    ---      -------------------

John Reed               59       Chief Executive Officer and Director
Paul Dawson             46       Chief Executive Officer of BriteSmile
                                 International Limited, a subsidiary of the
                                 Company
Linda S. Oubre          42       President, Chief Operating Officer and Director
Michael Whan            36       President Worldwide Marketing
Peter P. Hausback       41       Executive Vice-President, Chief Financial
                                 Officer and Secretary
Stephen Miller          54       Executive Vice-President, Manufacturing and
                                 Distribution
Anthony M. Pilaro       65       Chairman of the Board
John W. Warner          56       Research and Development Director
Salim A. Nathoo         45       Consultant

  1. All officers serve at the pleasure of the Board of Directors. There are no family relationships between any of the officers and directors.

                  Biogrophical information regarding John Reed, Anthony Pilaro, and Linda Oubre, each of whom currently also serves as a director of the Company, is included in this Proxy Statement under "Proposal 1-Election of Directors." Biographical information regarding the other executive officers and significant consultants of the Company follows:

Peter P. Hausback

                  Effective April 2, 2001, the Company named Peter P. Hausback as its new Executive Vice President, Chief Financial Officer and Secretary. Mr. Hausback served as the CFO, VP-Finance and Secretary for Il Fornaio, a multi-state fine dining and commercial bakery company. While at Il Fornaio, Mr. Hausback was responsible for planning, directing and managing human resources, MIS and all financial functions, including budget and analysis, SEC reporting, accounting, cost, treasury, cash, credit and tax functions. Mr. Hausback also previously served as a manager at Price Waterhouse LLP in San Francisco, and as a senior auditor with Security Pacific Corporation in Los Angeles.

Paul Dawson

                  Mr. Dawson, prior to joining the Company's subsidiary, BriteSmile International as its Chief Executive Officer, was Chief Executive Officer of Camus International, a global marketer of luxury goods. During his nine-year tenure with Camus, he spearheaded an aggressive worldwide market expansion program of the company's premium cognac market. Prior to Camus, Mr. Dawson held the position of Engagement Manager at McKinsey & Company, an international consulting firm. While at McKinsey, he advised a broad range of multinational consumer companies on international expansion strategies. Mr. Dawson has lived and worked in the United States, Europe, Asia and the Middle East. He holds masters degrees from Cambridge University and UC Berkeley, and an MBA from Stanford University.

Stephen Miller

                  In October 2000, Stephen Miller was appointed Executive Vice President, Manufacturing and Distribution. Prior to joining BriteSmile in May 1999 as it Executive Vice President, Real Estate and Construction, Mr. Miller was for 11 years Vice President of Facility Development for DFS. While at DFS, Mr. Miller was responsible for the development of the flagship retail gallerias, high-end boutiques, duty free stores and entertainment complexes in the U.S., Oceania and the Pacific. Prior to DFS, Mr. Miller was Senior Vice President of Commercial and Industrial Development for Castle and Cooke, Inc. where for 17 years he was responsible for commercial, industrial and retail development for Hawaii's second largest private landowner.

Michael P. Whan

                  Mr. Whan joined BriteSmile as its President of World Wide Marketing in May 2000. Prior to joining BriteSmile, Mr. Whan had served as Vice President, General Manager of Taylor Made Golf from 1996 to 2000. From 1987 to 1995 Mr. Whan held various posts at Proctor & Gamble Company, including Director of Marketing, oral care and Brand Manager of Crest toothpaste. Mr. Whan is a graduate of Miami (Ohio) University.

Dr. John W. Warner

                  Dr. Warner accepted the position of Research and Development Director for the Company in May 1998. Mr. Warner is an experienced research and technology consultant and entrepreneur who was one of the leading contributors to the development of ophthalmic applications of laser technology. Dr. Warner leads the Company's assessment of existing products and LATW development efforts. Dr. Warner has served as a consultant to Northwestern University in the areas of technology development and commercialization. From March 1986 to December 1990 he was the founder and CEO of Taunton Technologies, Inc., a predecessor of VISX, Inc., engaged in the business of developing and manufacturing Excimer laser systems to perform ophthalmic surgery.

Salim A. Nathoo, D.D.S.

                  Dr. Nathoo was formerly employed by Colgate-Palmolive Co. as a Senior Researcher from 1990 to 1998 and was a key member in the successful worldwide launch of the Colgate Whitening program during his tenure there. Dr. Nathoo has lectured globally on both the clinical and scientific aspects of teeth whitening, and he is recognized as one of the leading authorities on the subject. Dr. Nathoo is one of the founders of Oral Health Clinical Services, LLC ("Oral Health"). The Company has entered into a consulting agreement with Oral Health in order to assist the Company in obtaining an American Dental Association ("ADA") seal of approval for its LATW system. Dr. Nathoo holds both a PhD and DDS from New York University, and has published over 40 papers in major scientific journals.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

                  The following table sets forth information as of May 10, 2001 regarding beneficial stock ownership of (i) all persons known to the Company to be beneficial owners of more than 5% of the outstanding common stock; (ii) each director or director nominee, and any other executive officer of the Company whose compensation is required to be reported in this Proxy Statement, and (iii) all officers and directors of the Company as a group. Each of the persons in the table below has sole voting power and sole dispositive power as to all of the shares shown as beneficially owned by them, except as otherwise indicated.

                                                  Number of      Percent of
                                                   Shares        Outstanding
    Name and Address                            Beneficially     Shares (2)
                                                  Owned (1)

                        Executive Officers and Directors


    Paul Dawson                                      427,397  (3)     1.2%
    36 Fitzwilliam Place
    Dublin 2, Ireland

    Peter P. Hausback                                 50,000  (4)      *
    490 North Wiget Lane
    Walnut Creek, California 94598

    Dr. Gasper Lazzara, Jr.                          533,754  (5)     1.5%
    Orthodontic Centers of America
    500 Sawgrass Village Circle
    Ponte Vedra Beach, Florida 32082

    R. Eric Montgomery                               221,250           *
    29 Fairview Road
    P. O. Box 487
    Monterey, Massachusetts 01245

    Linda S. Oubre                                   210,331  (6)      *
    490 North Wiget Lane
    Walnut Creek, California 94598

    Bradford Peters                                2,106,639  (7)     5.9%
    Blackfin Capital, LLC
    622 Third Avenue, 38th Floor
    New York, New York 10017

    Anthony M. Pilaro                             15,327,823  (8)    42.7%
    36 Fitzwilliam Place
    Dublin 2, Ireland


    Gerald Poch                                    4,800,426  (9)    13.5%
    Pequot Capital Management, Inc.
    500 Nyala Farm Road
    Westport, Connecticut 06880

    John L. Reed                                   1,406,367  (10)    3.9%
    490 North Wiget Lane
    Walnut Creek, California 94598

    Peter Schechter                                   42,000  (11)     *
    Chlopak, Leonard, Schechter & Assoc.
    3021 O Street, N.W.
    Washington, D.C. 20007

    Harry Thompson                                   100,000  (12)     *
    169 E. 78th Street
    New York, New York 10021

    Dennis F. Hightower                              100,000  (13)     *
    2600 Rock Creek Drive, N.W.
    Washington, DC 20008-2704

    Michael P. Whan                                  120,000  (14)     *
    490 North Wiget Lane
    Walnut Creek, California 94598

    All Officers and Directors as a Group         25,530,987  (15)   67.1%
    (13 persons)

                              5% Beneficial Owners

    LCO Investments Limited                        15,327,823 (8)    42.7%
    Canada Court
    Upland Road
    St. Peter Port
    Guernsey
    Channel Islands

    Pequot Capital Funds                            4,800,426 (9)    13.5%
    c/o Pequot Capital Management, Inc.
    500 Nyala Farm Road
    Westport, CT 06880

    Andrew J. McKelvey                              2,066,639 (16)    5.9%
    c/o Blackfin Capital, LLC
    622 Third Avenue, 38th Floor
    New York, New York 10017

  *      Constitutes less than 1%.

  (1) Includes any options or warrants to purchase shares which are presently exercisable or exercisable within 60 days.

  (2) All percentages are calculated based upon a total number of shares outstanding which includes 35,279,472 shares of the Company issued and outstanding as of May 10, 2001, plus that number of options or warrants presently exercisable or exercisable within 60 days by the named security holder.

  (3) Consists of 227,397 shares owned beneficially, options to purchase 180,000 shares at $6.00 per share, and options to purchase 20,000 shares at $5.875 per share.

  (4)    Consists of options to purchase 50,000 shares at $3.50 per share.

  (5) Consists of 392,395 shares held indirectly through OCAI Two Limited Partnership, warrants to purchase 121,359 shares at $5.00 per share, and options to purchase 20,000 shares at $9.25 per share.

  (6) Consists of 45,331 shares owned beneficially, options to purchase 140,000 shares at $1.75 per share, options to purchase 25,000 shares at $5.875 per share.

  (7) Consists of 1,704,584 shares held of record by Andrew J. McKelvey in which Mr. Peters has an economic interest in any appreciation, and in which he shares control over their disposition, warrants held by Mr. McKelvey or Brad Peters to purchase 382,055 shares at $5.00 per share, and options held by Mr. Peters to purchase 20,000 shares at 9.375 per share.

  (8) Consists of 13,339,026 shares owned of record and beneficially by LCO, 1,330,000 shares held indirectly through PdeP Tech Limited, a subsidiary of LCO, 638,797 warrants to purchase shares at $5.00 per share held by LCO, and 20,000 warrants to purchase shares held by PdeP, also exercisable at $5.00 per share. LCO is a wholly owned subsidiary of the ERSE Trust. The sole trustee of the ERSE Trust is CAP. Mr. Pilaro, a director of the Company, is Chairman of CAP.

  (9) Consists of 2,211,660 shares held of record by Pequot Private Equity Fund II, L.P., 1,105,829 shares held of record by Pequot Partners Fund, L.P., 1,105,829 shares held of record by Pequot International Fund, Inc., warrants held by Pequot Private Equity Fund II, L.P. to purchase 178,554 shares at $5.00 per share, warrants held by Pequot Partners Fund, L.P. to purchase 89,277 shares at $5.00 per share, warrants held by Pequot International Fund, Inc. to purchase 89,277 shares at $5.00 per share, and options held by Mr. Poch to purchase 20,000 shares at $11.25 per share. Mr. Poch is a Managing Director of Pequot Capital Management, Inc., which holds voting and dispositive power for all share held of record by the Pequot Funds. Mr. Poch disclaims beneficial ownership of the shares held by the Pequot Funds, except to the extent of his pecuniary interest therein.

  (10) Consists of 805,461 shares owned beneficially, warrants to purchase 100,906 shares at $5.00 per share, options to purchase 450,000 shares at $2.50 per share, and options to purchase 50,000 shares at $9.25 per share.

  (11) Consists of 2,000 shares owned beneficially in a Revocable Living Trust, options to purchase 20,000 shares at $11.25 per share, and options to purchase 20,000 shares at $4.25 per share.

  (12) Consists of options to purchase from LCO 100,000 shares at $1.50 per share.

  (13)   Consists of 100,000 shares owned beneficially.

  (14)   Consists of options to purchase 120,000 shares at $7.391 per share.

  (15)   Includes exercisable options and warrants to purchase 2,755,225 shares.

  (16) Consists of 1,704,584 shares held of record by Andrew J. McKelvey, and warrants held by Mr. McKelvey to purchase 362,055 shares at $5.00 per share.

                COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

                  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers, directors and persons who beneficially own more than 10 percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10 percent shareholders are required by regulation of the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) forms they file.

                  Based solely upon its review of the copies of such forms furnished to it during the nine-month transition period ended December 30, 2000, and representations made by certain persons subject to this obligation that such filings were not required to be made, the Company believes that all reports required to be filed by these individuals and persons under Section 16(a) were filed in a timely manner, except as follows (all such transactions have since been reported to the SEC on Form 5 reports filed in April and May, 2001): Form 4 report of J. Reed for reporting transaction in December 2000; Form 4 report of
G. Lazzara for reporting transaction in December 2000; Form 4 report of B. Peters for reporting transaction in December 2000; Form 4 report of R. Montgomery for reporting transactions in December 2000.

                  Except as disclosed, the Company is not aware of any transactions in its outstanding securities by or on behalf of any director, executive officer or 10 percent holder, which would require the filing of any report pursuant to Section 16(a) during the nine-month transition period ended December 30, 2000, that has not been filed with the Securities and Exchange Commission.

                             EXECUTIVE COMPENSATION

                  The following Summary Compensation Table shows compensation paid by the Company for services rendered during the nine-month transition period, and during the fiscal years ended March 31, 1999 and April 1, 2000, to John Reed, the Company's Chief Executive Officer, and to the Company's four most highly compensated executive officers during the transition period other than the CEO. Paul Boyer's employment as CFO of the Company terminated in March 2001. Peter Hausback, the Company's new CFO, commenced employment in April 2001.

                           Summary Compensation Table

                                                                                           Long Term
                                                                                         Compensation
                                                                                     ----------------------
                                                                   Annual
                                                                Compensation                Awards
                                                             -------------------     ----------------------

                                                                                          Securities
                                                                                          Underlying
Name and                                                                                   Options/
Principal Position                     Period                    Salary ($)                SARs (#)
--------------------------     ------------------------      -------------------     ----------------------

John Reed, CEO                 Transition Period FY            $     187,500                          0
                               April 1, 2000 FY March                201,923                    250,000(1)
                               31, 1999                                    0(2)                 750,000(2)




                                       12


Paul Dawson                    Transition Period FY                  150,000                          0
CEO, BriteSmile                April 1, 2000 FY March                167,723                    320,000(3)
International, Ltd.            31, 1999                                    0(4)                       0



Paul A. Boyer                  Transition Period FY            $     148,333                          0
Chief Financial                April 1, 2000 FY March                 67,692                    150,000(5)
Officer                        31, 1999                                    0                          0




Linda S. Oubre                 Transition Period FY            $     148,958                          0
President, Chief               April 1, 2000 FY March                176,058                     25,000(6)
Operating Officer              31, 1999                              117,883                    200,000(7)



Michael P. Whan                Transition Period FY            $     428,987(8)                 200,000(9)
President, Worldwide           April 1, 2000 FY March                      0                          0
Marketing                      31, 1999                                    0                          0




(1)      Options vest 50,000 each year over 5 years beginning on March 24, 2001.

(2) Mr. Reed received no cash compensation from the Company in fiscal 1999. Prior to commencing full-time work for the Company at the Company's offices, Mr. Reed performed occasional services for the Company beginning January 1999. Mr. Reed's employment contract with the Company provides for an annual salary of $250,000, commencing June 1999, and options to purchase 750,000 shares granted January 22 1999, 250,000 of which vested immediately, and the remainder of which vest 100,000 per year beginning January 22, 2000.

(3) Mr. Dawson was granted options to purchase 20,000 shares on November 1, 1999, which options vested on November 20, 2000, and options to purchase 300,000 shares on April 19, 1999, of which 100,000 options vested immediately and the remainder vest 40,000 per year beginning on April 19, 2000.

(4)      Mr. Dawson received no compensation from the Company in fiscal 1999.
         Mr. Dawson's employment commenced with the Company   effective April
         19, 1999.

(5)      50,000 vested on December 1, 1999.

(6)      Options vested on November 1, 2000.

(7) 50,000 of the options granted vested immediately, and the remainder vest 30,000 per year beginning on July 1, 1999.

(8) Mr. Whan received $200,000 for relocation expenses during the transition period.

(9) 100,000 of the options granted vested immediately and the remainder vest 20,000 per year beginning on April 23, 2001.

The following table lists individual grants of stock options made during the Company's last completed fiscal year as compensation for services rendered as an officer of the Company:


                     OPTION/SAR GRANTS IN TRANSITION PERIOD


                                                                                                           Potential Realizable
                                                                                                          Value at Assumed Annual
                                                                                                           Rates of Stock Price
                                                      Individual Grants                                   Appreciation for Option
                                                                                                                   Term
                           ------------------------------------------------------------------------      --------------------------

                            Number of          % of Total
                            Securities        Options/SARs
                            Underlying         Granted to         Exercise or
                           Options/SARs       Employees in         Base Price         Expiration            5%             10%
Name                       Granted (#)         Transition          ($/Share)             Date
                                                 Period
---------------------      -------------     ---------------     ---------------     --------------      --------------------------
John L. Reed                     0                N/A                  N/A                 N/A               N/A           N/A
Paul Dawson                      0                N/A                  N/A                 N/A               N/A           N/A
Linda S. Oubre                   0                N/A                  N/A                 N/A               N/A           N/A
Michael P. Whan               200,000            15.1%                7.391              4-23-10           929,632      2,335,870
Paul A. Boyer                    0                N/A                  N/A                 N/A               N/A           N/A


                AGGREGATED OPTION EXERCISES IN TRANSITION PERIOD
                       AND DECEMBER 30, 2000 OPTION VALUES

                                                           Number of Securities
                                                          Underlying Unexercised           Value of Unexercised
                            Shares                              Options at               In the Money Options at
                         Acquired on        Value          December 30, 2000 (1)          December 30, 2000 (1)
Name                     Exercise (#)   Realized ($)   Exercisable/Unexercisable      Exercisable/Unexercisable
----                     ------------   ------------   -------------------------      -------------------------

John L. Reed                  0               0              350,000 / 650,000             $109,200 / $124,800

Paul Dawson                   0               0              160,000 / 160,000                    0 / 0

Linda S. Oubre                0               0              135,000 / 90,000               $143,370 / $95,580

Michael P. Whan               0               0              100,000 / 100,000                    0 / 0

Paul A. Boyer (2)             0               0               70,000 / 80,000                     0 / 0


     (1) Potential unrealized value is calculated as the fair market value at December 30, 2000 ($2.813 per share), less the option exercise price, times the number of shares.

     (2) Mr. Boyer's employment with the Company as Chief Financial Officer terminated effective March 2, 2001. Peter Hausback, Mr. Boyer's successor as Company CFO, will commence employment on April 2, 2001.

                  The following table lists individual grants of stock options made during the Company's nine-month transition period ended December 30, 2000 as compensation for services rendered as an officer of the Company:

                            EMPLOYMENT CONTRACTS AND
                     TERMINATION OF EMPLOYMENT ARRANGEMENTS

                  Certain of the Company's executive officers whose compensation is required to be reported in the Summary Compensation Table are parties to written employment agreements with the Company as follows:

John Reed

                  Pursuant to a letter agreement between the Company and John Reed dated January 20, 1999, Mr. Reed agreed to serve as Chief Executive Officer of the Company. The agreement provides that the Company will pay Mr. Reed $250,000 a year for his services. Mr. Reed also received options to purchase 750,000 shares of the Company's common stock at the closing price on the date of the agreement. Mr. Reed's employment began full-time and on location on June 2, 1999. On March 24, 2000, Mr. Reed was granted options to purchase 250,000 shares of the Company's common stock at the closing price on that date.

Linda Oubre

                  The Company entered into an employment agreement with Linda Oubre on January 22, 1999. Under the terms of the agreement, Ms. Oubre initially served as President, Center Division. The agreement expired on June 30, 2000. Her employment with the Company continues on an at-will basis. She currently serves as President, Chief Operating Officer of the Company. The Company paid Ms. Oubre $165,000 per annum from January 22, 1999 through June 30,1999 and $175,000 per annum from July 1, 1999 through June 30, 2000. On July 1, 2000, Ms. Oubre's salary increased to $200,000 per annum. Ms. Oubre is eligible to receive bonus compensation under such cash bonus plan as the Company may adopt for its key executives. If no such plan is adopted, Ms. Oubre will be eligible for bonus compensation based on the attainment of annual profitability and management objectives relating to the Company's Center Division as agreed upon by Ms. Oubre and the Company. Ms. Oubre was also granted options to purchase 200,000 shares of the Company's common stock at $1.75 per share. Options to purchase 110,000 of the 200,000 shares have vested and are currently exercisable; the right to purchase an additional 30,000 of such shares will vest each of July 1, 2001, July 1, 2002 and July 1, 2003 if Ms. Oubre has remained in the employ of the Company from the date of the agreement to such date.

Paul Dawson

                  BriteSmile International, Ltd. entered into an employment agreement with Paul Dawson on April 19, 1999. Under the terms of the agreement, Mr. Dawson has served as Chief Executive Officer of BriteSmile International, a wholly-owned subsidiary of the Company. The Company pays Mr. Dawson $16,666 per month for his services. Mr. Dawson is eligible for a bonus based on the number of paid teeth whitening procedures performed in a designated international area. The bonus will be paid in cash and Common Stock of the Company. In addition, Mr. Dawson received options to purchase 300,000 shares of the Company's common stock at the closing price on the date of the agreement. Options to purchase 100,000 shares vested on the date of the agreement. The remaining 200,000 options vest in equal installments over five years.

                   REPORT OF THE COMPENSATION COMMITTEE OF THE
                  BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

Preliminary Note: Notwithstanding anything to the contrary set forth in any of the previous filings made by the Company under the Securities Act or the 1934 Act that might incorporate future filings, including, but not limited to, the Company's Report on Form 10-K for the transition period ended December 30, 2000, in whole or in part, the following Executive Compensation Report and the Stock Performance Graph appearing herein shall not be deemed to be incorporated by reference into any such future filings.

                  The Compensation Committee of the Board establishes and recommends executive compensation levels to the Board of Directors. The Committee currently consists of three non-employee directors (Gerald Poch, Bradford Peters and Harry Thompson) and John Reed, also a director and the Company's CEO. This Compensation Report discusses the Company's compensation policies and the basis for the compensation paid to its executive officers (including the Named Executive Officers), during the nine-month transition period ended December 30, 2000.

                  The Committee is currently responsible for setting the Company's policies regarding compensation and benefits, and administering the Company's employee stock option and stock purchase plans. In particular, the Committee evaluates the performance of management and determines the compensation and benefits of executive officers.

Compensation Policy

                  The Committee's policy with respect to executive compensation has been designed to:

        o Adequately and fairly compensate executive officers in relation to their responsibilities, capabilities and contributions to the Company and in a manner that is commensurate with compensation paid by companies of comparable size or within the Company's industry;

        o Reward executive officers for the achievement of key operating objectives and for the enhancement of the long-term value of the Company; and

        o Use equity-based incentives designed to motivate executives to focus on long-term strategic objectives, to align the interests of management and the stockholders, and to provide opportunities for management to share in the benefits that they achieve for the Company's stockholders.

                  The components of compensation paid to executive officers consist of: (a) base salary, (b) incentive compensation in the form of stock options awarded by the Company under the Company's Stock Option Plan and (c) certain other benefits.

Components of Compensation

                  The primary components of compensation paid to executive officers and senior management personnel, and the relationship of these components of compensation to the Company's performance, are discussed below:

        o         Base Salary. The Committee periodically reviews and approves the base salary paid to  executive  officers  and members of
                  the  Company's  senior  management  team.   Adjustments  to
                  base salaries are determined based upon a number of factors, including the Company's performance (to the extent such performance can fairly be attributed or related to each executive's performance), as well as the nature of each executive's responsibilities, capabilities and contributions. In addition, the Committee periodically reviews the base salaries of senior management personnel in an attempt to ascertain whether those salaries fairly reflect job responsibilities and prevailing market conditions and rates of pay. The Committee believes that base salaries for the Company's executive officers have historically been reasonable, when considered together with other elements of compensation (such as stock options and the bonus plans) in relation to the Company's size and performance and in comparison with the compensation paid by similarly sized companies or companies within the Company's industry. John
                  L. Reed has served as the Chief Executive Officer of the Company since June 1998. For the nine-month transition period ended December 2000, Mr.Reed declined any increase in his base salary (which has remained at $250,000 per year since he commenced his service as CEO), notwithstanding his contributions toward the Company's long-term strategic objectives, particularly his performance in leading the Company's expansion in the prior year. With respect to
                  salary adjustments  for  other  Company  executives,   Ms.
                  Linda Oubre received a 14% salary increase for 2000, reflecting primarily changes in position and responsibilities and her contributions to the Company in connection with the execution of the Company's long-term strategic initiatives.

        o Incentive Compensation. As discussed above, a substantial portion of each executive officer's compensation package is in the form of incentive compensation designed to reward the achievement of key operating objectives and long-term increases in shareholder value. The Committee believes that the stock options granted under the Stock Option Plan reward executive officers only to the extent that shareholders have benefited from increases in the value of the common stock. In establishing the size of an executives opportunity for incentive compensation, including bonus and stock options, the Committee takes into account, in addition to general comparative information, the individual performance of the executive and the financial performance and strategic achievements of the Company during the prior year, the executive's level of responsibility and potential to influence or contribute to the Company's operations and direction, and the quality of the executive's long-term strategic decisions made during the year. The Committee generally does not base its considerations on any single performance factor, nor does it specifically assign relative weights to factors, but rather considers a mix of factors and evaluates Company and individual performance against that mix. To the extent that qualitative factors are involved in the determination, the Committee must necessarily make a subjective assessment of performance.


        o Other Benefits. The Company maintains certain other plans and arrangements for the benefit of its executive officers and members of senior management. The Company believes these benefits are reasonable in relation to the executive compensation practices of other similarly sized companies or companies within the Company's industry.

Conclusion

                  The Committee believes that its policies further the shareholders' interests because a significant part of executive compensation is based upon the Company achieving its financial and other goals and objectives. At the same time, the Committee believes that its policies encourage responsible management of the Company in the short-term. The Committee regularly considers executive compensation issues so that its practices are as effective as possible in furthering shareholder interests.

                  The Committee bases its review on the experience of its own members, on information requested from management personnel, and on discussions with and information compiled by various independent consultants retained by the Company.

                             Respectfully submitted,

                             Compensation Committee:

                                                     Gerald Poch
                                                     Bradford Peters
                                                     Harry Thompson
                                                     John Reed


           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

                  The Company's Compensation Committee currently consists of three non-employee directors (Gerald Poch, Bradford Peters and Harry Thompson) and John Reed, also a director and the Company's CEO. During the Company's nine-month transition period ended December 2000, the Company engaged in note purchase private financings with certain investors, including investors affiliated with Messrs. Poch and Peters. See "Certain Relationships and Related Transactions-Year 2000 Note Purchase Financings," below. In March 2001, the Company also received certain working capital shortfall guarantees from existing shareholders and directors of the Company, including entities affiliated with Mr. Poch, and from Mr. Peters. See "Certain Relationships and Related Transactions-Guarantees of working Capital Shortfall," below.

                             STOCK PERFORMANCE GRAPH

                  The following graph compares the yearly cumulative total returns from the Company's common stock, the Total Return Index for the Nasdaq Stock Market, and an industry graph for public companies engaged in the Medical Appliances and Equipment line of business, as such industry information is monitored by Media General Financial Services, Richmond Virginia.


[OBJECT OMITTED]

                  The graph assumes an investment on December 29, 1995 of $100 and reinvestment of all dividends, if any, into additional shares of the same class of equity, if applicable to the stock or index.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Year 2000 Note Purchase Financings

                  On June 29 and August 3, 2000, the Company sold to eleven investors (the "Investors") in a private placement its 5% Subordinated Convertible Notes due June 29, 2005 (the "August 2000 Notes") in the aggregate principal amount of $20,000.

                  Initially, the August 2000 Notes were convertible into shares of the Company's Common Stock at a per share conversion price of $6.18, which was 120% of the average of the closing bid price of the Common Stock during the ten-day trading period immediately prior to June 27, 2000, the date the transaction documents were signed. The Company also issued to the Investors, pro rata, warrants (the "Warrants") to purchase a total of 1,618,121 shares of Common Stock, which have a term of five years and initially had an exercise price of $7.21 per share.

                  Pursuant to Registration Rights Agreements between the Investors and the Company, the Company has registered with the Securities and Exchange Commission, effective August 25, 2000, the shares of Common Stock underlying the August 2000 Notes and Warrants for resale under the Securities Act.

                  Seven of the Investors, who purchased an aggregate amount of $15,700 of the August 2000 Notes, are affiliates of the Company. The affiliated Investors include LCO Investments Limited ("LCO," the principal shareholder of the Company and affiliated with director Anthony Pilaro), John Reed (shareholder, CEO and director), Dr. Gasper Lazzara, Jr. (director), Andrew McKelvey (shareholder and affiliated with director Bradford Peters), and Pequot Private Equity Fund II, L.P., Pequot International Fund, Inc., and Pequot Partners Fund, L.P. (shareholders and affiliated with director Gerald Poch).

                  Four of the Investors, who purchased a total of $4,300 principal amount of the August 2000 Notes, are unaffiliated with the Company. These unaffiliated investors are CapEx, L.P., Pacific Mezzanine Fund, VenCap Opportunities Fund, L.P., and Wendell Starke.

                  On December 5, 2000, the Company sold to LCO Investments Ltd in a private placement a Convertible Promissory Note (the "December 2000 Note") in the aggregate principal amount of $5,000. This December 2000 Note is convertible into shares of Common Stock of the Company at a conversion price of $5.00 per share and, as of the date of this Report, has not been converted. In conjunction with the placement of the December 2000 Note, LCO was granted warrants for 250,000 shares at $5.00 per share.

                  As a result of the issuance of the December 2000 Note, the conversion price of the August 2000 Notes, and the exercise price of the Warrants, was automatically adjusted to $5.00 per share.

                  In December 2000, LCO, the Company's principal shareholder, and John Reed, the Company's Chief Executive Officer, converted their original August 2000 Notes, together with accrued interest, into an aggregate of 1,122,323 shares of Common Stock. This conversion was effected at the $5.00 conversion price.

                  Subsequently, effective December 14, 2000, certain of the original Investors other than LCO and Mr. Reed, agreed with the Company to convert an aggregate of $13,642 in principal amount of their August 2000 Notes into 3,568,560 Common Stock at an amended conversion price of $3.8625 per share.

                  Of the original principal amount of $20,000 of August 2000 Notes, as of the date of this Report, $800 in principal amount have not been converted and remain outstanding. This amount is due to non-affiliated parties. The current conversion price of such outstanding August 2000 Notes is $5.00 per share.

                  Of the original Warrants issued in the August 2000 Note offering, all 1,618,121 Warrants remain outstanding and unexercised, at an exercise price of $5.00 per share.

                  The conversion price of the remaining August 2000 Notes, and the exercise price of the Warrants, continues to be subject to additional adjustments from time to time upon the occurrence of certain other events described in the August 2000 Notes and Warrants, including future issuances of Common Stock for consideration less than the conversion price then in effect, stock splits or reverse stock splits, and the occurrence of certain major corporate events such as mergers, sale of assets, tender offers or exchange offers.

                  At any time after the third anniversary of the issuance date of the August 2000 Notes, the Note holder has the right, but not the obligation, to elect to cause the Company to redeem all or a portion of its August 2000 Notes.

EVL Lease Agreement

                  On December 29, 2000, as amended in February 2001, the Company secured a lease line of credit of up to $15 million from Excimer Vision Leasing L.P. ("EVL"). EVL is a limited partnership which leases laser vision correction equipment to ophthalmologists. Anthony Pilaro, the Company's Chairman, serves as Chairman of EVL. However, he does not directly or indirectly own any interest in EVL or any of its partners. EVL is owned 78.21 percent by CAP America Trust, the beneficiary of which is one of Anthony Pilaro's sons.

                  In addition to providing working capital to the Company, the lease line of credit will enable the Company to place up to 1,755 new BriteSmile teeth whitening devices in Associated Centers in the US, enhancing the Company's ability to meet its strategic objective of establishing approximately 3,700 Associated Centers by year end 2001. Pursuant to the lease line agreement, EVL purchased from the Company 1,245 BriteSmile 3000 teeth-whitening devices currently used in various BriteSmile Associated Centers in the United States for $5,000. The agreement also provides that EVL will subsequently spend up to an additional $10,000 towards the purchase of 1,755 BriteSmile 3000 devices. If the purchase price of the additional 1,755 devices exceeds $10,000 the Company will pay the difference. EVL will lease all devices to the Company for a term of five years. The Company will pay EVL a monthly rental for each device consisting of a fixed amount (ranging from twenty dollars to thirty dollars) plus one hundred twenty-five dollars for each key card which enables Associated Center Dentists to perform 5 teeth whitening procedures.

EVL Loan Agreement

                  Effective March 1, 2001, the Company borrowed $2,500 from EVL for general working capital. The loan matures on May 10, 2006, and is not prepayable. Payments under the loan consist of "fixed payments" of interest, "variable payments" of principal, and a "final payment" of principal. An initial fixed payment of $10 is due on April 1, 2001, followed by monthly fixed payments of $13 during the term of the loan. Variable payments are twenty-five dollars for each BriteSmile teeth whitening procedure performed at the Company's 14 current whitening Centers. The final payment, due at maturity, will be the amount by which the aggregate of variable payments paid during the term of the loan is less than the original $2,500 principal amount of the loan.

Guarantees of Working Capital Shortfall

                  Management believes that the Company can continue its current operating strategy with additional funding through current private placements of its equity securities, new borrowings, and/or cash receipts in excess of current projections (collectively, "Additional Cash") of approximately $5,000 in 2001. In that connection, in March 2001 the Company received written commitments ("Commitment Letters") from certain existing shareholders and directors of the Company (the "Guarantors") to severally purchase on or before December 31, 2001, shares of Common Stock of the Company (or to otherwise make available funds to the Company) in an aggregate amount representing the difference between the Additional Cash realized in 2001, and $5,000. The Guarantors include LCO; P de P Tech Limited, a subsidiary of LCO managed by Andrew Pilaro, the son of Company Chairman Anthony Pilaro; John Reed, the Company's Chief Executive Officer; the Pequot Investors, affiliated with director Gerald Poch; and Andrew McKelvey, affiliated with director Bradford Peters. In consideration for the Guarantors' commitment to purchase Common Stock in the amount of the shortfall, the Company has agreed to issue to the Guarantors five-year warrants to purchase an aggregate of 100,000 shares of Common Stock of the Company at an exercise price of $5.00 per share. If the Guarantors are required to purchase shares or otherwise fund pursuant to their Commitment Letters, the Company will issue the Guarantors additional five-year warrants to purchase shares of Common Stock of the Company at $5.00 per share. The number of additional warrants issued would equal 50% of the aggregate purchase price paid by the Guarantors for the Common Stock, divided by five (5).

LCO Properties Sublease

                  On December 1, 1999 the Company, as lessee, entered into an Agreement of Sublease with LCO Properties, Inc., a Delaware corporation, as lessor. LCO Properties, Inc. is affiliated with the Company's principal shareholder, LCO Investments Limited. The Sublease covers approximately 4,821 square feet of space located in the building known as 16-18 West 57th Street in the Borough of Manhattan, New York City. The sublease term is for ten years and calls for initial lease payments of $401,500 per year, subject to increase in the event of increases in the rent payable under the parent lease for the property between LCOProperties, Inc. and its lessor.

Public Relations Services Agreement

                  On April 7, 1999, the Company entered into a Letter Agreement with Chlopak, Leonard, Schechter and Associates ("CLS") Washington, D.C. Pursuant to the agreement, CLS provides public relations advice and serves as communications counselors to the Company for consideration of $22,500 per month, plus expenses. The agreement was entered into for a minimum of six months, and remains in force. Peter Schechter, a director of the Company, is one of three managing partners of CLS.

Oral Health Clinical Services Agreement

                  On March 24, 1999, the Company entered into a Consulting Agreement with Oral Health Clinical Services, LLC ("Oral Health"), Salim A. Nathoo and R. Eric Montgomery. Mr. Montgomery is a director of the Company. Pursuant to the agreement, Oral Health and Dr. Nathoo will devote their services to obtaining American Dental Association ("ADA") Certification for the BS2000 procedure. The term of the contract is for two years or until ADA Certification, whichever is earlier. In consideration for the services, the Company granted 75,000 stock options to Dr. Nathoo which are vested. The Company will grant up to 225,000 additional stock options, of which the number and exercise price is dependent upon obtaining ADA Certification, at the date the certification is obtained. To date, certification has not been obtained.

Oraceutical Agreement

                  On May 17, 1998, the Company entered into a Consulting Agreement with Oraceutical, LLC. R. Eric Montgomery, a director of the Company, is the founding Manager and President of Oraceutical. Pursuant to the agreement, Oraceutical provides technology development services to the Company for various light-activated teeth whitening products and procedures. The Company and Oraceutical are currently negotiating an extension of their agreement beyond its original term. In consideration for its services, Oraceutical has been paid $35 a month, plus options to purchase 200,000 shares of Common Stock, subject to vesting provisions, exercisable at $1.75 per share.

                  PROPOSAL 2 -- AMENDMENT TO STOCK OPTION PLAN

                  Effective May 2001, the Company's Board of Directors adopted an amendment to the Company's Revised 1997 Stock Option and Incentive Plan (the "Plan"). Pursuant to the amendment, the aggregate number of shares of Common Stock of the Company available for issuance under the Plan was increased from 5,000,000 shares to 7,000,000 shares.

                  At the Annual Meeting, the Company's shareholders will be asked to ratify and approve the amendment to the Plan, and the Board of Directors is soliciting the enclosed proxy as to that decision. A brief description of the material provisions of the Plan, as amended, and a table summarizing the benefits to be conferred under the Plan, follows.

                  The Plan provides for the award of incentive stock options to key employees, and the award of non-qualified stock options, stock appreciation rights, cash and stock bonuses, and other incentive grants to key employees, directors, officers, agents and consultants who have important relationships with the Company or its subsidiaries. Presently there are over 120 employees who are eligible to participate in the Plan. The Plan was initially adopted by the Board of Directors effective as of January 31, 1997. It was amended by the Board of Directors on May 12, 1998, which amendments were ratified and adopted by the shareholders of the Company at the Company's Annual Meeting of Shareholders held in August 1998. The Plan was further amended by the Board of Directors on January 22, 1999 to increase the number of shares issuable under the Plan to 4,000,000, which amendment was ratified and adopted by the shareholders of the Company at the Company's Annual Meeting of Shareholders held in August 1999. The Board's decision to increase the number of shares available under the Plan from 4,000,000 to 5,000,000 was ratified and adopted by the shareholders of the Company at the Company's Annual Meeting of Shareholders held in September 2000.

                  The only amendment to the Plan since the Plan was ratified and approved by the shareholders at last year's meeting has been the increase by the Board of Directors, in May 2001, of the number of shares issuable under the Plan from 5,000,000 to 7,000,000. That most recent increase is now being submitted to shareholders of the Company for their approval.

                  The principal provisions of the Plan are summarized below.

Administration

                  The Plan is administered by the Board of Directors of the Company, or a Committee appointed by the Board consisting solely of two or more non-employee directors. To date, the full Board has not appointed a separate Plan Committee. As used herein, "Plan Committee" refers to the full Board of Directors. The Plan Committee will determine and designate the individuals and classes of individuals to whom awards under the Plan should be made and the amount, terms and conditions of the awards. The Plan Committee may adopt and amend rules relating to the administration of the Plan. Upon election of the director nominees identified in Proposal 1 herein, the Plan Committee will be comprised of all directors of the Company. The Plan is intended to comply with, and will be administered in accordance with, Rule 16b-3 adopted under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereto.

Eligibility

                  Awards under the Plan may be made to directors, officers, or key employees of the Company and its subsidiaries, and to nonemployee agents, consultants, advisors, and other persons whom the Plan Committee believes have made or will make an important contribution to the Company or any subsidiary thereof, subject to Section 422 of the Code, which limits the grant of "Incentive Stock Options" to executive officers and other senior managerial and professional employees.

Shares Available

                 Subject to adjustment as provided in the Plan, and as amended to date, a maximum of 7,000,000 shares of the Company's common stock is reserved for issuance thereunder. If an option or stock appreciation right granted under the Plan expires or is terminated or canceled, the unissued shares subject to such option or stock appreciation right are again available under the Plan. In addition, if shares sold or awarded as a bonus under the Plan are forfeited to the Company or repurchased by the Company, the number of shares forfeited or repurchased are again available under the Plan. In the absence of an effective registration statement under the Securities Act of 1933, as amended (the "Act"), all shares granted under the Plan will be restricted as to subsequent resales or transfer, pursuant to Rule 144 under the Act.

Term

                  Unless earlier terminated by the Plan Committee, the Plan will continue in effect until the earlier of: (i) January 31, 2007, and (ii) the date on which all shares available for issuance under the Plan have been issued and all restrictions on such shares have lapsed. The Plan Committee may suspend or terminate the Plan at any time except with respect to options, and shares subject to restrictions, then outstanding under the Plan.

Stock Option Grants

                  The Plan Committee may grant Incentive Stock Options ("ISOs") and Non-Statutory Stock Options ("NSOs") under the Plan. With respect to each option grant, the Plan Committee will determine the number of shares subject to the option, the option price, the period of the option, the time or times at which the option may be exercised (including whether the option will be subject to any vesting requirements and whether there will be any conditions precedent to exercise of the option), and the other terms and conditions of the option. The Plan specifies, however, that 6 months must elapse from the date of grant of the options to the date of disposition by the option holder of the shares of common stock underlying the option. Options granted under the plan expire six months after the termination of the option holder's employment for reasons other than permanent disability, retirement, death, or termination for cause. To date, options to purchase 4,509,600 shares of Common Stock have been granted and are currently outstanding pursuant to the Plan.

                  ISOs are subject to special terms and conditions. The aggregate fair market value, on the date of the grant, of the common stock for which an ISO is exercisable for the first time by the optionee during any calendar year may not exceed $100,000. An ISO may not be granted to an employee who possesses more than 10% of the total voting power of the Company's stock unless the option price is at least 110% of the fair market value of the common stock subject to the option on the date it is granted, and the option is not exercisable for 5 years after the date of grant. No ISO may be exercisable after 10 years from the date of grant. The option price may not be less than 100% of the fair market value of the common stock covered by the option at the date of grant.

                  In connection with the grant of NSOs or ISOs, the Plan Committee may issue "Reload Options", which allow employees to receive options to purchase that number of shares that shall equal (i) the number of shares of common stock used to exercise underlying NSOs or ISOs, and (ii) the number of shares of common stock used to satisfy any tax withholding requirement incident to the exercise of the underlying NSOs or ISOs.

                  Unless provided otherwise by the Plan Committee in connection with a particular option grant, no vested option may be exercised unless at the time of such exercise the holder of such option is employed by or in the service of the Company or any subsidiary thereof, within three (3) years following termination of employment by reason of death, retirement, or disability, and within six (6) months following termination for any other reason, except for cause, in which case all unexercised options shall terminate forthwith. No shares may be issued pursuant to the exercise of an option until full payment therefor has been made. Upon the exercise of an option, the number of shares reserved for issuance under the Plan will be reduced by the number of shares issued upon exercise of the option.

Stock Appreciation Rights

                  Two types of Stock Appreciation Rights ("SARs") may be granted under the Plan: "Alternate SARs" and "Limited Rights." Alternate SARs are granted concurrently with or subsequent to stock options, and permit the option holder to be paid, in common stock, the excess of the fair market value of each share of common stock underlying the stock option at the date of exercise of the Alternate SARs over the fair market value of each share of common stock underlying the option at the grant date. The exercise of Alternate SARs shall be in lieu of the exercise of the stock option underlying the SARs, and upon such exercise a corresponding number of stock options shall be canceled. Alternate SARs are exercisable upon the same terms and conditions as are applicable to the options underlying them. Upon the exercise of an Alternate SAR, the number of shares reserved for issuance under the Plan will be reduced by the number of shares issued.

                  Limited Rights may be issued concurrently with or subsequent to the award of any stock option or Alternate SAR under the Plan. Limited Rights allow the holder thereof to be paid appreciation on the stock option or the amount of appreciation receivable upon exercise of an Alternate SAR in cash and in lieu of exercising such options or rights. Limited Rights are exercisable only to the same extent and subject to the same conditions and within the same time periods as the stock options or Alternate SARs underlying such Limited Rights; provided, however, that Limited Rights may not be exercised under any circumstances until the expiration of 6 months following the date of grant. Limited Rights are exercisable in full for a period of seven months following a change in control of the Company. Upon the exercise of Limited Rights, the stock options or Alternate SARs underlying such Limited Rights shall terminate. Cash payments upon the exercise of Limited Rights will not reduce the number of shares of common stock reserved for issuance under the Plan. No SARs have been granted under the Plan.

Stock Bonus Awards

                  The Plan Committee may award shares of common stock as a stock bonus under the Plan. The Plan Committee may determine the recipients of the awards, the number of shares to be awarded, and the time of the award. Stock received as a stock bonus is subject to the terms, conditions, and restrictions determined by the Plan Committee at the time the stock is awarded. No stock bonus awards have been granted under the Plan.

Cash Bonus Rights

                  The Plan Committee may grant cash bonus rights under the Plan either outright or in connection with (i) options granted or previously granted,
(ii) SARs granted or previously granted, (iii) stock bonuses awarded or previously awarded, and (iv) shares issued under the Plan. Bonus rights granted in connection with options entitle the optionee to a cash bonus if and when the related option is exercised. The amount of the bonus is determined by multiplying the excess of the total fair market value of the shares acquired upon the exercise over the total option price for the shares by the applicable bonus percentage. Bonus rights granted in connection with an SAR entitle the holder to a cash bonus when the SAR is exercised, that is determined by multiplying the amount received upon exercise of the SAR by the applicable bonus percentage. Bonus rights granted in connection with stock bonuses entitle the recipient to a cash bonus, in an amount determined by the Plan Committee, either at the time the stock bonus is awarded or upon the lapse of any restrictions to which the stock is subject. No bonus rights have been granted under the Plan.

Non-Assignability of Plan Awards

                  No award under the Plan shall be assignable or transferable by the recipient thereof, except by will or the laws of descent or pursuant to a qualified domestic relations order as defined in the Code.

Changes in Capital Structure

                  The Plan provides that if the outstanding common stock of the Company is increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any recapitalization, stock split or certain other transactions, appropriate adjustment will be made by the Plan Committee in the number and kind of shares available for grants under the Plan. In addition, the Plan Committee will make appropriate adjustments in the number and kind of shares as to which outstanding options will be exercisable. In the event of a merger, consolidation or other fundamental corporate transformation, the Board may, in its sole discretion, permit outstanding options to remain in effect in accordance with their terms; to be converted into options to purchase stock in the surviving or acquiring corporation in the transaction; or to be exercised, to the extent then exercisable, during a period prior to the consummation of the transaction established by the Plan Committee or as may otherwise be provided in the Plan.

Tax Consequences

                  The following description addresses the federal income tax consequences of the Plan. Although the Company believes the following statements are correct based on existing provisions of the Code and legislative history and administrative and judicial interpretations thereof, no assurance can be given that changes will not occur which would modify such statements. Also, such statements are intended only to provide basic information. Each Plan participant should consult his or her own tax advisor concerning the tax consequences of participation in the Plan because individual financial and federal tax situations may vary, and state and local tax considerations may be significant.

                  Certain options authorized to be granted under the Plan are intended to qualify as ISOs for federal income tax purposes. Under federal income tax law currently in effect, the optionee will recognize no income upon grant or exercise of the ISO. If an employee exercises an ISO and does not dispose of any of the option shares within two years following the date of grant and within one year following the date of exercise, then any gain realized upon subsequent disposition of the shares will be treated as income from the sale or exchange of a capital asset held for more than one year. If an employee disposes of shares acquired upon exercise of an ISO before the expiration of either the one-year holding period or the two-year waiting period, any amount realized will be taxable as ordinary compensation income in the year of such disqualifying disposition to the extent that the lesser of the fair market value of the shares on the exercise date or the fair market value on the date of disposition exceeds the exercise price. The Company will not be allowed any deduction for federal income tax purposes at either the time of the grant or the exercise of an ISO. Upon any disqualifying disposition by an employee, the Company will generally be entitled to a deduction to the extent the employee realized ordinary income.

                  Certain options authorized to be granted under the Plan will be treated as NSOs for federal income tax purposes. Under federal income tax law presently in effect, no income is realized by the grantee of an NSO until the option is exercised. When the NSO is exercised, the optionee will realize ordinary compensation income, and the Company will generally be entitled to a deduction, in the amount by which the market value of the shares subject to the option at the time of exercise exceeds the exercise price. Upon the sale of shares acquired upon exercise of an NSO, the excess of the amount realized from the sale over the market value of the shares on the date of exercise will be taxable.

                  An employee who receives stock in connection with the performance of services will generally realize income at the time of receipt unless the shares are not substantially vested for purposes of Section 83 of the Code and no election under Section 83(b) of the Code is filed within 30 days after the original transfer. The Company generally will be entitled to a tax deduction in the amount includable as income by the employee at the same time or times as the employee recognizes income with respect to the shares. The Company is required to withhold employment taxes on the amount of the income the employee recognizes. A participant who receives a cash bonus right under the Plan generally will recognize income equal to the amount of any cash bonus paid at the time of receipt of the bonus, and the Company generally will be entitled to a deduction equal to the income recognized by the participant.

                  Section 162(m) of the Code limits to $1 million per person the amount the Company may deduct for compensation paid to any of its most highly compensated officers in any year after 1993. Under proposed regulations, compensation received through the exercise of an option or SAR will not be subject to the $1 million limit if the option or SAR and the plan pursuant to which it is granted meet certain requirements. The currently applicable requirements are that the option or SAR be granted by a committee of at least two disinterested directors and that the exercise price of the option or the SAR be not less than fair market value of the Common Stock on the date of grant. Accordingly, the Company believes compensation received on exercise of options and SARs granted under the Plan in compliance with the above requirements will not be subject to the $1 million deduction limit.

Amendments to Plan

                  The Plan Committee may at any time and from time to time terminate or modify or amend the Plan in any respect, including in response to changes in securities, tax or other laws or rules, regulations or regulatory interpretations thereof applicable to the Plan or to comply with stock exchange rules or requirements.

                  Subject to the Plan, the following options have been awarded and are currently outstanding:

                                  PLAN BENEFITS

                            Revised 1997 Stock Option
                               and Incentive Plan

                                                                              NO. OF OPTIONS
                                                                              TO PURCHASE
NAME AND POSITION                                     DOLLAR VALUE ($)        COMMON STOCK2
-----------------                                     ----------------        -------------

John L. Reed                                            $  4,792,500            1,000,000(3)
   CEO and director

Paul Dawson
   CEO, BriteSmile International Ltd.                   $    927,300              320,000(4)

Linda S. Oubre                                          $  1,636,875              255,000(5)
   President, Chief Operating Officer
   and director

Michael Whan                                            $    522,300              250,000(6)
   President Worldwide Marketing

Peter P. Hausback                                       $    808,500              150,000(7)
   Executive Vice President, Chief Financial
   Officer and Secretary

Stephen Miller                                          $  1,436,875              255,000(8)
   Executive Vice President, Real Estate
   And Construction

Current Executive Officers                              $  9,315,850            2,230,000
As a Group (7 persons)

Current Directors Who are Not                           $     92,800              100,000
Executive Officers, as a Group

All Current or Former Employees                         $ 13,331,618            3,071,600
Who are Not Executive Officers, as a Group

(1) As of May 11, 2001, the market value of the shares of Common Stock underlying the options was $8.89, as quoted on Nasdaq.

(2) Exercise prices of options granted pursuant to the Plan range from $1.00 per share to $13.375 per share.

(3) 750,000 exercisable at $2.50 per share, 450,000 of which are vested, the remainder of which vest 100,000 per year beginning January 22, 2002, and 250,000 exercisable at $9.25 per share, 50,000 of which are vested, the remainder of which vest 50,000 per year beginning March 24, 2002.

(4) 300,000 exercisable at $6.00 per share, 180,000 of which are vested, the remainder of which vest 40,000 per year beginning April 19, 2002, and 20,000 exercisable at $5.875 per share, all of which are vested.

(5) 200,000 exercisable at $1.75 per share, 110,000 of which are vested, the remainder of which vest 30,000 per year beginning July 1, 2001, and 25,000 exercisable at $5.875 per share, all of which are vested, and 30,000 exercisable at $4.44 per share, 0 of which are vested, the remainder of which vest on March 20, 2002.

(6) 200,000 exercisable at $7.391 per share, 120,000 of which are vested, the remainder of which vest 20,000 per year beginning March 23, 2002, and 50,000 exercisable at $4.44 per share, 50,000 of which vest on March 20, 2002.

(7) Exercisable at $3.50 per share, 50,000 of which are vested, the remainder of which vest 20,000 per year beginning January 4, 2002.

(8) 200,000 exercisable at $2.75 per share, 110,000 of which are vested, the remainder of which vest 30,000 per year beginning March 2, 2002, and 25,000 exercisable at $5.875 per share, all of which are vested, and 30,000 exercisable at $4.44 per share, 0 of which are vested, the remainder of which vest on March 20, 2002.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF PROPOSAL 2.

                 PROPOSAL 3 -- APPROVAL OF INDEPENDENT AUDITORS

                  The Board of Directors of the Company has selected Ernst & Young LLP as the independent auditors for the Company for the fiscal year ending December 29, 2001. Ernst & Young LLP served as the Company's independent auditors for the nine-month transition period ended December 30, 2000.

                  At the Annual Meeting, shareholders will be asked to ratify the selection by the Board of Directors of Ernst & Young LLP as the Company's independent auditors.

                  Representatives of Ernst & Young LLP may attend the 2001 Annual Meeting. If they attend, they will have an opportunity to make a statement if they desire to do so, and they will be available to answer appropriate questions from shareholders.

THE BOARD RECOMMENDS SHAREHOLDER APPROVAL OF THE SELECTION OF AUDITORS.

                                  OTHER MATTERS

                  As of the date of this Proxy Statement, the Board of Directors of the Company does not intend to present, and has not been informed that any other person intends to present, a matter for action at the 2001 Annual Meeting other than as set forth herein and in the Notice of Annual Meeting. If any other matter properly comes before the meeting, it is intended that the holders of proxies will act in accordance with their best judgment.

                  The accompanying proxy is being solicited on behalf of the Board of Directors of the Company. In addition to the solicitation of proxies by mail, certain of the officers and employees of the Company, without extra compensation, may solicit proxies personally or by telephone, and, if deemed necessary, third party solicitation agents may be engaged by the Company to solicit proxies by means of telephone, facsimile or telegram, although no such third party has been engaged by the Company as of the date hereof. The Company will also request brokerage houses, nominees, custodians and fiduciaries to forward soliciting materials to the beneficial owners of common stock held of record and will reimburse such persons for forwarding such material. The cost of this solicitation of proxies will be borne by the Company.

                                  ANNUAL REPORT

                  COPIES OF THE COMPANY'S REPORT ON FORM 10-K FOR THE NINE-MONTH TRANSITION PERIOD ENDED DECEMBER 30, 2000 (INCLUDING FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES) FILED WITH THE SECURITIES AND EXCHANGE COMMISSION MAY BE OBTAINED WITHOUT CHARGE BY WRITING TO THE COMPANY - ATTENTION: PETER P. HAUSBACK, SECRETARY, 490 North Wiget Lane, Walnut Creek, California 94598. A request for a copy of the Company's Report on Form 10-K must set forth a good-faith representation that the requesting party was either a holder of record or a beneficial owner of Common Stock of the Company on May 10, 2001. Exhibits to the Form 10-K, if any, will be mailed upon similar request and payment of specified fees to cover the costs of copying and mailing such materials.

                  A copy of the Company's 2001 Annual Report to Shareholders is being mailed with this Proxy Statement, but is not deemed a part of the proxy soliciting material.

                              SHAREHOLDER PROPOSALS

                  Any shareholder proposal intended to be considered for inclusion in the proxy statement for presentation in connection with the 2002 Annual Meeting of Shareholders must be received by the Company by December 15, 2001. The proposal must be in accordance with the provisions of Rule 14a-8 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934. The Company suggests that any such request be submitted by certified mail, return receipt requested. The Board of Directors will review any proposal which is timely received, and determine whether it is a proper proposal to present to the 2002 Annual Meeting.

                       MATERIAL INCORPORATED BY REFERENCE

                  The following financial and other information is incorporated by reference to the following sections of the Annual Report on Form 10-K of the Company for the transition period ended December 30, 2000, as filed with the Securities and Exchange Commission: Item 8, the Company's Consolidated Financial Statements and associated notes; and Item 7, Managements Discussion and Analysis of Financial Condition and Results of Operations.

                  The enclosed Proxy is furnished for you to specify your choices with respect to the matters referred to in the accompanying notice and described in this Proxy Statement. If you wish to vote in accordance with the Board's recommendations, merely sign, date and return the Proxy in the enclosed envelope which requires no postage if mailed in the United States. A prompt return of your Proxy will be appreciated.



                                    By Order of the Board of Directors


                                    Peter P. Hausback, Executive Vice President,
                                    CFO, and Secretary

Walnut Creek, California
May 21, 2001

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                                                                     APPENDIX A

                             AUDIT COMMITTEE CHARTER
                                       of
                                BRITESMILE, INC.

Organization

There shall be a committee of the board of directors to be known as the audit committee. The audit committee shall be composed of directors who are independent of the management of the corporation and are free of any relationship that, in the opinion of the board of directors, would interfere with their exercise of independent judgment as a committee member.


Statement of Policy

The audit committee shall provide assistance to the corporate directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the corporation, and the quality and integrity of the financial reports of the corporation. In so doing, it is the responsibility of the audit committee to maintain free and open means of communication between the directors, the independent auditors, and the financial management of the corporation.


Responsibilities

In carrying out its responsibilities, the audit committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the corporation are in accordance with all requirements and are of the highest quality.

In carrying out these responsibilities, the audit committee will:

         o Review and recommend to the directors the independent auditors to be selected to audit the financial statements of the corporation and its divisions and subsidiaries.

         o Meet with the independent auditors and financial management of the corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

        o Review with the independent auditors and the company's financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions or procedures that might be deemed illegal or otherwise improper. Further, the committee periodically should review company policy statements to determine their adherence to the code of conduct.

        o Review the internal audit function of the corporation including the independence and


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                  authority of its reporting obligations, the proposed audit plans for the coming year, and the coordination of such plans with the independent auditors.

         o Receive prior to each meeting, a summary of findings from completed internal audits and a progress report on the proposed internal audit plan, with explanations for any deviations from the original plan.

         o Review the financial statements contained in the annual and quarterly reports to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholder and filed with the Securities and Exchange Commissions. Any changes in accounting principles should be reviewed.

         o Provide sufficient opportunity for the independent auditors to meet with the members of the audit committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the corporations' financial and accounting personnel, and the cooperation that the independent auditors received during the course of the audit.

         o Review accounting and financial human resources and succession planning within the corporation.

         o Submit the minutes of all meetings of the audit committee to, or discuss the matters discussed at each committee meeting with, the board of directors.

         o Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.








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